                                                                    EXHIBIT 4.15


                        [FORM OF FLOATING RATE SECURITY]

REGISTERED                                                  PRINCIPAL AMOUNT
NO._________                                                $___________________
CUSIP NO._____________

                              IRT PROPERTY COMPANY

           MEDIUM-TERM NOTE DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                          UNCONDITIONALLY GUARANTEED BY
                 IRT PARTNERS, L.P., IRT CAPITAL CORPORATION II,
         IRT MANAGEMENT COMPANY AND IRT ALABAMA, INC. (THE "GUARANTORS")

       [Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation, 55 Water Street, New York, New York ("DTC"), to IRT Property Company, a Georgia corporation (herein called the "Company,") which term includes any successor person under the Indenture referred to on the reverse hereof), or its agent for registration of transfer, exchange or payment, and any Security issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

       Unless and until it is exchanged in whole or in part for securities in certificated form, this Security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor of DTC.](1)

       [If applicable, this Security will contain information required by U.S. Federal Income Tax "Original Issue Discount" rules, as that term is defined in the Internal Revenue Code of 1986, as amended.]

ORIGINAL ISSUE DATE:                                MAXIMUM INTEREST RATE:
STATED MATURITY:                                    MINIMUM INTEREST RATE:
INITIAL INTEREST RATE:                              INTEREST PAYMENT PERIOD:
BASE RATE:                                          INTEREST PAYMENT DATES:
   -   CD RATE __                                   REGULAR RECORD DATES:
   -   CMT RATE __                                  INTEREST RESET PERIOD:
           DESIGNATED CMT MATURITY INDEX:           INTEREST RESET DATES:
           DESIGNATED CMT TELERATE PAGE:            INTEREST DETERMINATION DATES:
   -    COMMERCIAL PAPER RATE __                    CALCULATION DATE:
   -    ELEVENTH DISTRICT COST OF FUNDS RATE __     INDEX MATURITY:
   -    FEDERAL FUNDS RATE __                       SPREAD:  ((+ BASIS PTS.)
                                                               -
   -    LIBOR __                                    SPREAD MULTIPLIER:  (+ BASIS PTS.):
                                                                         -
            REPORTING SERVICE:                      REDEEMABLE: YES ____ NO____
            - LIBOR REUTERS __                         INITIAL REDEMPTION DATE:
            - LIBOR TELERATE __                        INITIAL REDEMPTION PRICE:
            LIBOR CURRENCY:                            REDUCTION PERCENTAGE:
            LIBOR PAGE:                                REDEMPTION LIMITATION DATE:
   -   PRIME RATE __
   -   TREASURY RATE __                             REGULAR FLOATING RATE:

-------------------------
(1) Insert if Global Security

FLOATING RATE/FIXED RATE SECURITY:
INVERSE FLOATING RATE SECURITY

OID:  YES _____ NO _____
TOTAL AMOUNT OF OID (%):

YIELD TO MATURITY (%):                              SPECIFIED CURRENCY:
INITIAL ACCRUAL:                                    SINKING FUND:  YES__  NO___
PERIOD OID (%):                                     OPTION TO ELECT REPAYMENT:  YES___   NO___
(CONSTANT - YIELD METHOD)                           OPTIONAL REPAYMENT DATES:  YES___   NO___
                                                    OTHER/ADDITIONAL PROVISIONS:


       IRT PROPERTY COMPANY, a corporation organized and existing under the laws of the State of Georgia (herein called the "Company," which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to _______________________, or registered assigns, the principal sum of ____________________________ DOLLARS ($____________) on the Stated Maturity specified above (except to the extent redeemed or repaid prior to such date), and to pay interest thereon, if any, from the Original Issue Date specified above or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, quarterly, semi-annually or annually, as specified above for the Interest Payment Period, in arrears on the Interest Payment Dates specified above in each year, commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, and at Maturity, until the principal hereof is paid or duly provided for. Except as otherwise provided herein, the rate of interest to be so paid shall be the Initial Interest Rate specified above until the first Interest Reset Date specified above following the Original Issue Date and thereafter a rate determined, in accordance with the provisions hereinafter set forth, by reference to the Base Rate specified above plus or minus the Spread, if any, specified above or multiplied by the Spread Multiplier, if any, specified above. The interest so payable, and paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date specified above (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Issue Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid.

         Notwithstanding the foregoing, if an Addendum is attached hereto or "Other/Additional Terms" apply to this Security as specified above, this Security shall be subject to the terms set forth in such Addendum or such "Other/Additional Terms." If the Securities are designated above as either Fixed Rate/Floating Rate Securities or Inverse Floating Rate Securities, the applicable interest rate determination and other relevant provisions will be as set forth in an Addendum.

         The principal of, premium, if any, and interest, if any, on, this Security is payable by the Company in the Specified Currency specified above.

         Any interest not punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

         [Until this Security is paid in full or payment therefor in full is duly provided for, the Company will at all times maintain a Paying Agent (which Paying Agent may be the Trustee) in The Borough of Manhattan, The City of New York. The Company has initially appointed SunTrust Bank as the Paying Agent at its corporate trust offices at the Harris Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005.]

         If this Security is a Global Security: Payments of principal, premium, if any, and interest, if any, on this

Security will be made to DTC or its nominee, as Holder of this Security, by wire transfer of immediately available funds.

         If this Security is not a Global Security: Payment of interest on this Security (other than payments of interest at Maturity) will be made by check mailed to the Person entitled thereto at such Person's last address as it appears in the Security Register or, in the case of a Holder of $10,000,000 or more in aggregate principal amount of Securities of this series whether having identical or different terms or provisions, by wire transfer of immediately available funds to such account as may have been designated by such Holder. Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Paying Agent at its corporate trust office not later than 15 calendar days prior to the applicable Interest Payment Date and, unless revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further payments with respect to this Security payable to such Holder. Payment of principal of, premium, if any, and interest, if any, on this Security at Maturity will be made in immediately available funds, against presentation and surrender of this Security at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York, which at the date hereof is the corporate trust office of the Trustee located at the Harris Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005, and in the case of any repayment on an optional repayment date, upon submission of a duly completed election form and as required by the provisions relating to repayment of the securities at the option of the Holder.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Any payment on this Security due on any day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no additional interest shall accrue on the amount so payable for the period from and after such date. For purposes of this Security, "Business Day" means:

       (a) with respect to any Security, any date that is not a Saturday or Sunday and that is not a legal holiday or a day on which banking institutions are generally authorized or obligated by law or executive order to close in New York City or any other place where the principal and interest on the Securities is payable;

       (b) with respect to Securities for which the Base Rate is LIBOR ("LIBOR Securities") only, any such date on which dealings in deposits in U.S. dollars are transacted in the London interbank market; and

       (c) with if the Security is denominated in a specified currency other than U.S. dollars, including LIBOR Securities:

              (i) a day on which banking institutions are not authorized or required by law or regulation to close in the principal financial center of the country issuing the specified currency; and

              (ii) a day on which banking institutions in such financial center are carrying out transactions in such specified currency.

       The term "principal financial center" means, as applicable:

              (1) the capital city of the country issuing the specified currency; or

              (2) the capital city of the country to which the LIBOR currency relates; provided, however, that with respect to U.S. dollars, Australian dollars, Canadian dollars, Deutsche marks, Dutch guilders, Italian lire, Portuguese escudos, South African rand and Swiss francs, the "principal financial center" shall be New York City, Sydney and (solely in the case of the specified currency) Melbourne, Toronto, Frankfurt, Amsterdam, Milan, Lisbon, London (solely in the case of the LIBOR Currency), Johannesburg and Zurich, respectively.

         Accrued interest on this Security shall be calculated by multiplying the principal amount of this Security by an accrued interest factor. Such accrued interest factor shall be computed by adding the interest factors calculated for each day in the Interest Payment Period for which accrued interest is being calculated. The interest factor (expressed as a decimal calculated to seven decimal places without rounding) for each such day shall be computed by dividing the interest rate applicable to such day by 360 if the Base Rate is the CD Rate, the Commercial Paper Rate, the Eleventh District Cost of Funds Rate; the Federal Funds Rate, LIBOR or the Prime Rate, as indicated above, or by the actual number of days in the year if the Base Rate is the CMT Rate or the Treasury Rate, as indicated above. For purposes of making the foregoing calculation, the interest rate in effect on any Interest Reset Date shall be the applicable rate as reset on such date. Unless otherwise specified above, all percentages resulting from any calculation of the rate of interest hereon shall be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, and all dollar amounts used in or resulting from such calculation shall be rounded to the nearest one-hundredth cent (with .005 of a cent being rounded upward).

         Except as otherwise provided herein, commencing with the first Interest Reset Date specified above following the Original Issue Date and thereafter upon each succeeding Interest Reset Date specified above, the rate at which interest on this Security is payable shall be reset daily, weekly, monthly, quarterly, semi-annually or annually as specified above for the Interest Reset Period, and such rate, as so reset, shall be effective as of and for the related Interest Reset Date and for the balance of the related Interest Reset Period to but excluding the next succeeding Interest Reset Date. Unless otherwise specified above, the Interest Reset Dates shall be, if the interest rate on this Security resets daily, each Business Day; if the interest rate on this Security (unless the Base Rate is the Treasury Rate) resets weekly, Wednesday of each week; if the Base Rate specified above is the Treasury Rate and resets weekly, Tuesday of each week (except as provided below under "Determination of Treasury Rate"); if the interest rate on this Security resets monthly, the third Wednesday of each month; if the interest rate on this Security resets quarterly, the third Wednesday of March, June, September and December of each year; if the interest rate on this Security resets semi-annually, the third Wednesday of the two months of each year specified above; and if the interest rate on this Security resets annually, the third Wednesday of the month of each year specified above (each such day being an "Interest Reset Date"); provided, however, that the interest rate in effect for the ten days immediately prior to Maturity will be that in effect on the tenth day preceding Maturity. If an Interest Reset Date for this Security would otherwise be a day that is not a Business Day (as hereinafter defined), such Interest Reset Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified on the face hereof is LIBOR and such Business Day is in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day.

         Anything herein to the contrary notwithstanding, the interest rate hereon shall not be greater than the Maximum Interest Rate, if any, or less than the Minimum Interest Rate, if any, specified above. In addition, the interest rate hereon shall in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.

         Unless otherwise specified above, interest will be payable, if the interest rate on this Security resets daily, weekly or monthly, on the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified above; if the interest rate on this Security resets quarterly, on the third Wednesday of March, June, September and December of each year; if the interest rate on this Security resets semi-annually, on the third Wednesday of the two months of each year specified above; and if the interest rate on this Security resets annually, on the third Wednesday of the month of each year specified above (each such day being an "Interest Payment Date").

         If any Interest Payment Date other than a Redemption Date or the Stated Maturity would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next succeeding Business Day, except that, if the Base Rate specified above is LIBOR and such next succeeding Business Day is in the next succeeding calendar month, such Interest Payment Date shall be the next preceding Business Day. If a Redemption

Date or the Stated Maturity shall not be a Business Day, payment of the amounts due on this Security on such date in respect of principal, premium, if any, and/or interest may be made on the next succeeding Business Day; and if payment is made or duly provided for on such Business Day, no interest shall accrue on such amounts for the period from and after such Redemption Date or Stated Maturity, as the case may be, to such Business Day.

         The Company will appoint, and enter into an agreement with, an agent (the "Calculation Agent") to calculate the interest rates on floating rate Securities (including this Security). Unless otherwise specified above, SunTrust Bank shall be the Calculation Agent. All determinations of interest rates by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the Holder hereof.

         Subject to applicable provisions of law and except as otherwise specified herein, on each Interest Reset Date the rate of interest shall be determined in accordance with the provisions of the applicable heading below.

         Determination of CD Rate. If the Base Rate specified above is the CD Rate, this Security shall bear interest for each Interest Reset Period at an interest rate calculated with reference to the CD Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

       The "CD Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date (as hereinafter defined) and shall be:

       (1) the rate on the particular interest determination date for negotiable U.S. dollar certificates of deposit having the index maturity specified above as published in H.15(519) under the caption "CDs (secondary market)"; or

       (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for negotiable U.S. dollar certificates of deposit of the particular index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)"; or

       (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on that interest determination date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in New York City (which may include the agents or their affiliates) selected by the calculation agent for negotiable U.S. dollar certificates of deposit of major United States money center banks for negotiable United States certificates of deposit with a remaining maturity closest to the particular index maturity in an amount that is representative for a single transaction in that market at that time; or

       (4) if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the CD Rate in effect on the particular interest determination date.

 "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

 "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http:/www.federalreserve.gov/releases/h15/update, or any successor site or publication.

         Determination of CMT Rate. If the Base Rate specified above is the CMT Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the CMT Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

       The "CMT Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be the rate (expressed as a percentage per annum) determined as follows:

(1) if CMT Telerate Page 7051 is specified as the Designated CMT Telerate Page above:

       (a) the percentage equal to the yield for United States Treasury securities at "constant maturity" having the index maturity specified above as published in H.15(519) under the caption "Treasury Constant Maturities," as the yield is displayed on Bridge Telerate, Inc., or any successor service, on page 7051 or any other page as may replace the specified page on that service, for the particular interest determination date; or

       (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7051, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the particular index maturity and for the particular interest determination date as published in H.15(519) under the caption "Treasury Constant Maturities;" or

       (c) if the rate referred to in clause (b) does not so appear in H.15(519), the rate on the particular interest determination date for the period of the particular index maturity as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate that would otherwise have been published in H.15(519); or

       (d) if the rate referred to in clause (c) is not so published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three leading primary United States government securities dealers in New York City, which may include the agents or their affiliates, individually known as a reference dealer, selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating (i) the highest quotation, or, in the event of equality, one of the highest, and (ii) the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

       (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

       (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating (i) the highest quotation or, in the event of equality, one of the highest, and (ii) the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the Securities in that market at that time; or

       (g)    if fewer than five but more than two prices referred to in clause
              (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated; or

       (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on the particular interest determination date.

(2) if CMT Telerate Page 7052 is specified as the Designated CMT Telerate Page above:

       (a) the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at "constant maturity" having the index maturity specified on the face of this Security as published in H.15(519) opposite the caption "Treasury Constant Maturities," as the yield is displayed on Bridge Telerate, Inc., or any successor service, on page 7052 or any other page as may replace the specified page on that service, for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls; or

       (b) if the rate referred to in clause (a) does not so appear on Telerate Page 7052, the percentage equal to the one-week or one-month, as specified above, average yield for United States Treasury securities at "constant maturity" having the particular index maturity and for the week or month, as applicable, preceding the particular interest determination date as published in H.15(519) opposite the caption "Treasury Constant Maturities"; or

       (c) if the rate referred to in clause (b) does not so appear in H.15(519), the one-week or one-month, as specified above, average yield for United States Treasury securities at "constant maturity" having the particular index maturity as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the particular interest determination date falls; or

       (d) if the rate referred to in clause (c) is not so published, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on that interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating (i) the highest quotation, or, in the event of equality, one of the highest, and (ii) the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity equal to the particular index maturity, a remaining term to maturity no more than one year shorter than that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at that time; or

       (e) if fewer than five but more than two of the prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated; or

       (f) if fewer than three prices referred to in clause (d) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on that interest determination date of three reference dealers selected by the calculation agent from five reference dealers selected by the calculation agent and eliminating (i) the highest quotation or, in the event of equality, one of the highest, and (ii) the lowest quotation or, in the event of equality, one of the lowest, for United States Treasury securities with an original maturity greater than the particular index maturity, a remaining term to maturity closest to that index maturity and in a principal amount that is representative for a single transaction in the securities in that market at the time; or

       (g)    if fewer than five but more than two prices referred to in clause
              (f) are provided as requested, the rate on the particular interest determination date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated; or

       (h) if fewer than three prices referred to in clause (f) are provided as requested, the CMT Rate in effect on that interest determination date.

       If two United States Treasury securities with an original maturity greater than the index maturity specified above have remaining terms to maturity equally close to the particular index maturity, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

       Determination of Commercial Paper Rate. If the Base Rate specified above is the Commercial Paper Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the Commercial Paper Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

       The "Commercial Paper Rate" for each Interest Reset shall be determined by the Calculation Agent on the Calculation Date and shall be:

       (1) the Money Market Yield on the particular interest determination date of the rate for commercial paper having the index maturity specified on the face of this Security as published in H.15(519) under the caption "Commercial Paper-Nonfinancial"; or

       (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the particular interest determination date for commercial paper having the particular index maturity as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial"; or

       (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on that interest determination date of three leading dealers of United States dollar commercial paper in New York City, which may include the agents or their affiliates, selected by the calculation agent for commercial paper having the particular index maturity placed for industrial issuers whose bond rating is "Aa," or the equivalent, from a nationally recognized statistical rating organization; or

       (4) if the dealers so selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the particular interest determination date.


         "Money Market Yield" shall be a yield calculated in accordance with the following formula:

         Money Market Yield =                    D x 360      x 100
                                            ----------------
                                            360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the Index Maturity specified above.

       Determination of Eleventh District Cost of Funds Rate. If the Base Rate specified above is the Eleventh District Cost of Funds Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the Eleventh District Cost of Funds Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

       The "Eleventh District Cost of Funds Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be:

       (1) the rate equal to the monthly weighted average cost of funds for the calendar month immediately preceding the month in which the particular interest determination date falls as set forth under the caption "11th District" on the display on Bridge Telerate, Inc., or any successor service, on page 7058 or any other page as may replace the specified page on that service, as of 11:00 A.M., San Francisco, California time, on that interest determination date; or

       (2) if the rate referred to in clause (1) does not so appear on Telerate Page 7058, the monthly weighted average cost of funds paid by member institutions of the Eleventh Federal Home Loan Bank District that was most recently announced by the Federal Home Loan Bank of San Francisco as the cost of funds for the calendar month immediately preceding that interest determination date, which is referred to below as the "index"; or

       (3) if the Federal Home Loan Bank of San Francisco fails to announce the index on or prior to the particular interest determination date for the calendar month immediately preceding that interest determination date, the Eleventh District Cost of Funds Rate in effect on the particular interest determination date.

              Determination of Federal Funds Rate. If the Base Rate specified above is the Federal Funds Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the Federal Funds Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

              The "Federal Funds Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be:

       (1) the rate on the particular interest determination date for United States dollar federal funds as published in H.15(519) under the caption "Federal Funds (Effective)" and displayed on Bridge Telerate, Inc., or any successor service, on page 120 or any other page as may replace the specified page on that service; or

       (2) if the rate referred to in clause (1) does not so appear on Telerate Page 120 or is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal Funds (Effective)"; or

       (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in New York City, which may include the agents or their affiliates, selected by the calculation agent prior to 9:00 A.M., New York City time, on that interest determination date; or

       (4) if the brokers so selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the particular interest determination date.

              Determination of LIBOR. If the Base Rate specified above is LIBOR, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to LIBOR, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

              "LIBOR" for each Interest Reset Period shall be determined by the Calculation Agent and shall be:

       (1) if "LIBOR Telerate" is specified as the Reporting Service above or if neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the Reporting Service above as the method for calculating LIBOR, the rate for deposits in the LIBOR Currency having the index maturity specified on the face of this security, commencing on the related interest reset date, that appears on the LIBOR Page as of 11:00 A.M., London time, on the particular interest determination date; or

       (2) if "LIBOR Reuters" is specified as the Reporting Service above, the arithmetic mean of the offered rates, calculated by the calculation agent, or the offered rate, if the LIBOR Page by its terms provides only for a single rate, for deposits in the LIBOR Currency having the particular index maturity, commencing on the related interest reset date, that appear or appears, as the case may be, on the LIBOR Page as of 11:00 A.M., London time, on the particular interest determination date; or

       (3) if fewer than two offered rates appear, or no rate appears, as the case may be, on the particular interest determination date on the LIBOR Page as specified in clause (1) or (2), as applicable, the rate calculated by the calculation agent of at least two offered quotations obtained by the calculation agent after requesting the principal London offices of each of four major reference banks, which may include affiliates of the agents, in the London interbank market to provide the calculation agent with its offered quotation for deposits in the LIBOR Currency for the period of the particular index maturity, commencing on the related interest reset date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that interest determination date and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

       (4) if fewer than two offered quotations referred to in clause (3) are provided as requested, the rate calculated by the calculation agent as the arithmetic mean of the rates quoted at approximately 11:00 A.M., in the applicable principal financial center, on the particular interest determination date by three major banks, which may include affiliates of the agents, in that principal financial center selected by the calculation agent for loans in the LIBOR Currency to leading European banks having the particular index maturity and in a principal amount that is representative for a single transaction in the LIBOR Currency in that market at that time; or

       (5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), LIBOR in effect on the particular interest determination date.

              "LIBOR Currency" means the currency specified above as to which LIBOR shall be calculated or, if no currency is specified above, United States dollars.

              "LIBOR Page" means either:

       (1) if "LIBOR Reuters" is specified as the Reporting Service above, the display on the Reuters Monitor Money Rates Service, or any successor service, on the page above, or any other page as may replace that page on that service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency; or

       (2) or if "LIBOR Telerate" is specified as the Reporting Service above or neither "LIBOR Reuters" nor "LIBOR Telerate" is specified as the Reporting Service above as the method for calculating LIBOR, the display on Bridge Telerate, Inc., or any successor service, on the page specified above, or any other page as may replace such page on such service, for the purpose of displaying the London interbank rates of major banks for the LIBOR Currency.

              Determination of Prime Rate. If the Base Rate specified above is the Prime Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the Prime Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

              The "Prime Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be:

       (1) the rate on the particular interest determination date as published in H.15(519) under the caption "Bank Prime Loan"; or

       (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date as published in
              H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Bank Prime Loan"; or

       (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME 1 Page as the applicable bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on that interest determination date; or

       (4) if fewer than four rates referred to in clause (3) are so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on that interest determination date by three major banks, which may include affiliates of the agents, in New York City selected by the calculation agent; or

       (5) if the banks so selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the particular interest determination date.

              "Reuters Screen US PRIME 1 Page" means the display on the Reuter Monitor Money Rates Service (or any successor service) on the "US PRIME 1" page (or any other page as may replace that page on that service) for the purpose of displaying prime rates or base lending rates of major United States banks.

              Determination of Treasury Rate. If the Base Rate specified above is the Treasury Rate, this Security shall bear interest for each Interest Reset Period at a rate calculated with reference to the Treasury Rate, determined as set forth below, and the Spread or Spread Multiplier, if any, and subject to the Maximum Interest Rate, if any, and the Minimum Interest Rate, if any, specified above.

              The "Treasury Rate" for each Interest Reset Period shall be determined by the Calculation Agent on the Calculation Date and shall be

       (1) the rate from the auction held on the Treasury Rate interest determination date, referred to as the "auction," of direct obligations of the United States having the index maturity specified above under the caption "INVESTMENT RATE" on the display on Bridge Telerate, Inc., or any successor service, on Telerate page 56 or any other page as may replace that page on that service, or Telerate page 57, or any other page as may replace that page on that service; or

       (2) if the rate referred to in clause (1) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the rate for the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Auction High"; or

       (3) if the rate referred to in clause (2) is not so published by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury; or

       (4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the auction described above is not held, the Bond Equivalent Yield of the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

       (5) if the rate referred to in clause (4) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date of the applicable Treasury Bills as published in H.15 Daily Update, or another recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market"; or

       (6) if the rate referred to in clause (5) is not so published by 3:00 P.M., New York City time, on the related calculation date, the rate on the particular interest determination date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on that interest determination date, of three primary United States government securities dealers, which may include the agents or their affiliates, selected by the calculation agent for the issue of Treasury Bills with a remaining maturity closest to the index maturity specified above; or

       (7) if the dealers so selected by the calculation agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular interest determination date.

                  "Bond Equivalent Yield" means a yield, expressed as a percentage, calculated in accordance with the following formula:

         Bond Equivalent Yield =                   DXN        x 100
                                            -----------------
                                            360 - (D x M)

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the applicable interest reset period.

              As used herein,

              (1) "Calculation Date", with respect to a Interest Determination Date, means the earlier of (a) the tenth calendar day after such Interest Determination Date, or, if such day is not a Business Day, the next succeeding Business Day, and (b) the Business Day next preceding the related Interest Payment Date or the Stated Maturity Date, as the case may be;

              (2) "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities," or any successor release, published by the Federal Reserve Bank of New York; and

              (3)    "Interest Determination Date" means

              c      (i) with respect to the Federal Funds Rate and the Prime
              Rate - the business day immediately preceding the related Interest Reset Date;

              d      (ii) with respect to the CD Rate, the CMT Rate and the
              Commercial Paper Rate - the second business day preceding the related Interest Reset Date;

              e      (iii) with respect to the Eleventh District Cost of Funds
              Rate - the last working day of the month immediately preceding the related Interest Reset Date on which the Federal Home Loan Bank of San Francisco publishes the index;

              f      (iv) with respect to LIBOR - the second London Banking Day preceding the related Interest Reset Date; and

              g      (v) with respect to the Treasury Rate - the day in the week in which the related Interest Reset Date falls on which day Treasury Bills are normally auctioned; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the Interest Determination Date will be the preceding Friday.

         Reference is hereby made to the provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustees referred to on the reverse hereof by manual signature or its duly authorized agent referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.



Dated:
                                        IRT PROPERTY COMPANY
[SEAL]

                                        By:
                                           -----------------------------------
                                            Name:  James G. Levy
                                            Title: Chief Financial Officer



ATTEST:


--------------------------------
W. Benjamin Jones, III
Secretary



TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the
series designated therein referred to
in the within-mentioned Indenture.

SUNTRUST BANK
   as Trustee


By:
   -------------------------------------
    Authorized Signature

                                    GUARANTY


         Each of IRT Partners, L.P., a Georgia limited partnership, IRT Capital Corporation II, a Georgia corporation, IRT Management Company, a Georgia corporation, and IRT Alabama, Inc., an Alabama corporation (the "Guarantors," which term includes any successors under the Indenture (the "Indenture") referred to in the Security upon which this Guaranty is endorsed), has unconditionally guaranteed to the Trustee and the Holder of the Security upon which this Guaranty is endorsed full and prompt payment and performance, when due, whether at maturity, by acceleration or otherwise, of (a) payment and performance obligations of IRT Property Company, a Georgia corporation (the "Company"), (i) under the Indenture with respect to the Securities, (ii) under the Securities and (iii) as a result of the issuance of the Securities and (b) the obligation to pay an amount equal to the amount of any and all damages which the Trustee and the Holders, or any part of them, may suffer by reason of a breach by either the Company or any other obligor of any obligation, covenant or undertaking under (x) the Indenture with respect to the Securities or (y) the Securities (collectively, the "Obligations"). Each Obligation shall rank pari passu with each other Obligation.

         This Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication of the Security upon which this Guaranty is endorsed shall have been manually executed by or on behalf of the Trustee under the Indenture.

         All terms used in this Guaranty which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Guaranty shall be governed by and construed in accordance with the laws of the State of Georgia, except to the extent that the Trust Indenture Act shall be applicable.

         IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed.



Date:
      -----------------



                            IRT PARTNERS, L.P.

                            By:   IRT PROPERTY COMPANY
                                    as General Partner


                            By:
                                 ---------------------------------------------
                                 Name:  Thomas H. McAuley
                                 Title: President and Chief Executive Officer


                            IRT CAPITAL CORPORATION II


                            By:
                                 ---------------------------------------------
                                 Name:  Thomas H. McAuley
                                 Title: President


                            IRT MANAGEMENT COMPANY


                            By:
                                 ---------------------------------------------
                                 Name:  Thomas H. McAuley
                                 Title: President


                            IRT ALABAMA, INC.


                            By:
                                 ---------------------------------------------
                                 Name:  Thomas H. McAuley
                                 Title: President

                              [Reverse of Security]

                              IRT PROPERTY COMPANY

                         MEDIUM-TERM FLOATING RATE NOTE

                 DUE NINE MONTHS OR MORE FROM THE DATE OF ISSUE

GENERAL

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture dated as of September 9, 1998, as amended or supplemented from time to time (herein called the "Indenture"), among the Company, the Guarantors and SunTrust Bank, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto, reference is made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and guaranteed. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series of the Securities designated above, of the Company, which series is limited to an aggregate principal amount of $100,000,000 or the equivalent thereof in one or more foreign or composite currencies. The Securities of this series may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the Holder at different times or not at all, be issued at an original issue discount and be denominated in different currencies.

         The Securities are issuable only in registered form without coupons and will be either (a) book-entry securities represented by one or more global securities recorded in the book-entry system maintained by the Depository or (b) certificated securities issued to and registered in the names of, the beneficial owners or their nominees.

ADDITIONAL COVENANTS

         In addition to the covenants and agreements contained in the Indenture, the Company shall be subject to the following additional covenants with respect to the Securities.

         The Company will not, and will not permit any subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the outstanding Debt of the Company and the Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) the Total Assets (as defined below) of the Company and the Subsidiaries as of the end of the calendar quarter covered our Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended, with SunTrust
Bank) prior to the incurrence of such additional Debt, and (ii) the purchase price of any real estate assets or mortgage receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgagers receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

         In addition to the foregoing limitation on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt secured by any Encumbrance (as defined below) upon any of the Company's or any Subsidiary's property if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of the Company's and its Subsidiaries' outstanding Debt on a consolidated basis which is secured by any Encumbrance on property of the Company or any Subsidiary is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Company and the Subsidiaries as of the end of the calendar quarter covered in our Annual Report on Form 10-K or

Quarterly Report on Form 10-Q, as the case my be, most recently filed with the SEC (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended, with SunTrust Bank) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

         The Company and its Subsidiaries may not at any time own Total Unencumbered Assets (as defined below) equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

         In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Service Charge (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such debt during such period); (iii) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

         As used herein, and in the Indenture:

                  "Acquired Debt" means Debt of a person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such person, in each case, other than Debt incurred in connection with, or in contemplation of, such person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any person or the date the acquired Person becomes a Subsidiary.

                  "Annual Service Charge," for any period, means the maximum amount which is payable during such period for interest on, and the amortization during such period of any original issue discount of, Debt of the Company and its Subsidiaries and the amount of dividends which are payable during such period in respect of any Disqualified Stock.

                  "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for corporate stock), warrants or options to purchase any thereof.

                  "Consolidated Income Available for Debt Service," for any period, means Earnings from Operations (as defined below) of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Company and its Subsidiaries,
         (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization of debt discount, (iv) provisions for gains and losses on properties and property depreciation and amortization,
         (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

                  "Debt" of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) money borrowed or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Company or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, [(iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock] or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's Consolidated Balance Sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's Consolidated Balance Sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock), in each case on or prior to the stated maturity of the Notes.

                  "Earnings from Operations," for any period, means net earnings excluding gains and losses on sales of investments, extraordinary items, and property valuation losses, net as reflected in the financial statements of the Company and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

                  "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

                  "Executive Group" means, collectively, those individuals holding the offices of Chairman, Vice Chairman, President, Chief Executive Officer, Chief Operating Officer or any Vice President of the Company.

                  "Subsidiary" means (i) a corporation, partnership, joint venture, limited liability company or other person the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company and/or any other Subsidiary or Subsidiaries, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Company, any other Subsidiary or Subsidiaries, and/or one or more individuals of the Executive Group (or, in the event of death or disability of any of such individuals, his/her respective legal representatives, or such individuals' successors in office as officers of the Company) and (ii) any person the accounts of which are consolidated with the accounts of the Company.

                  "Total Assets," as of any date, means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles.)

                  "Total Unencumbered Assets" means the sum of (i) the Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Company and its Subsidiaries not subject to an Encumbrance for borrowed money determined in accordance with GAAP (but excluding accounts receivable and intangibles).

                  "Undepreciated Real Estate Assets," as of any date, means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

                  "Unsecured Debt" means Debt which is not secured by any Encumbrance upon any of the properties of the Company or any Subsidiary.

EVENTS OF DEFAULT

         If an Event of Default, as defined in the Indenture, with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

MODIFICATION AND WAIVERS; OBLIGATION OF THE COMPANY ABSOLUTE

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected, acting together as a class. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of all series at the time Outstanding affected by certain provisions of the Indenture, acting together as a class, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantors with those provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company and, as applicable, the Guarantors, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place and rate, and in the coin or currency, herein prescribed, except that in the event the Company deposits money as provided in Section 401 of the Indenture, such payments will be made only from proceeds of such money.

DEFEASANCE AND COVENANT DEFEASANCE

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Security and (b) certain restrictive covenants and certain Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

REDEMPTION

         If so provided on the face hereof, the Company may at its option redeem this Security in whole or from time to time in part in increments of $1,000 (provided that any remaining principal amount of this Security shall not be less than the minimum authorized denomination hereof) on or after the date designated as the Initial Redemption Date on the face hereof at 100% of the unpaid principal amount hereof or the portion thereof redeemed multiplied by a percentage (the "Redemption Percentage"), together with accrued interest, if any, to the Redemption Date. The Redemption Percentage shall initially be equal to the Initial Redemption Percentage specified on the face hereof and shall decline at each anniversary of the Initial Redemption Date by the amount of the Annual Redemption

Percentage Reduction specified on the face hereof, until the Redemption Percentage is equal to 100%. The Company may exercise such option by causing the Trustee to mail a notice of such redemption at least 30 but not more than 60 days prior to the applicable Redemption Date to each Holder of the Securities of this series to be re-deemed. In the event of redemption of this Security in part only, the Company shall issue a new Security or Securities for the unredeemed portion hereof in the name of the Holder hereof upon the cancellation hereof. If less than all of the Securities of this series with like tenor and terms are to be redeemed, the Securities to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

SINKING FUND

         Unless otherwise specified on the face hereof, this Security will not be entitled to any sinking fund.

REPAYMENT AT HOLDER'S OPTION

         If so provided on the face hereof, this Security will be repayable prior to the Stated Maturity Date at the option of the Holder, in whole or in part and in increments of $1,000 (provided that any remaining principal amount of this Security surrendered for partial repayment shall not be less than the minimum authorized denomination hereof), on or after the date designated as an Optional Repayment Date on the face hereof at 100% of the principal amount to be repaid, plus accrued unpaid interest, if any, to the Repayment Date. In order for this Security to be repaid, the Trustee must receive at the applicable address of the Trustee set forth below or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, at least 30 but not more than 60 calendar days prior to an Optional Repayment Date, either (i) this Security, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Security, (b) the principal amount of this Security and the amount of this Security to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Trustee will receive this Security, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Security and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is the corporate trust office of the Trustee located on the date hereof at the Harris Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005 (or at such other place as the Company shall notify the Holders of the Securities of this series). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for repayment will be determined by the Company, whose determination will be final and binding. Upon any partial repayment, this Security shall be cancelled and a new Security or Securities for the remaining principal amount hereof shall be issued in the name of the Holder of this Security. Beneficial owners of Global Securities electing to have all or a portion of their book-entry Securities repaid must instruct the participant through which they own their interest to direct DTC or its nominee as Holder of the Security to exercise the repayment option on their behalf.

AUTHORIZED DENOMINATIONS

         Unless otherwise provided on the face hereof, this Security is issuable only in registered form without coupons in denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000.

REGISTRATION OF TRANSFER

         Upon due presentment for registration of transfer of this Security at the corporate trust office of the Trustee in The Borough of Manhattan, The City of New York or at the corporate trust office of the Paying Agent in The Borough of Manhattan, The City of New York, a new Security or Securities of this series in authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange herefor, as provided in the Indenture and subject to the limitations provided therein and to the limitations described below, without charge except for any tax or other governmental charge imposed in connection therewith.

         If this Security is a Global Security (as specified above), this Security is exchangeable for definitive

Securities in registered form only if (x) the DTC notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary within 90 days after receiving such notice or after becoming aware that the Depositary has ceased to be so registered as a clearing agency, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same date of issuance, redemption provisions, Stated Maturity Date and other terms and of authorized denominations aggregating a like amount.

         If this Security is a Global Security (as specified above), this Security may not be transferred except as a whole by the Depositary to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. Except as provided above, owners of beneficial interests in this Global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

NO PERSONAL RECOURSE

         No recourse shall be had for the payment of the principal of, premium, if any, or interest, if any, on, this Security or the Guarantees, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company, the Guarantors or any of their respective successor corporations (or other entities), whether by virtue of any constitution, statute or rule of law, or by any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

DEFINED TERMS

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

GOVERNING LAW

         This Security shall be governed by and construed in accordance with the law of the State of Georgia, without regard to principles of conflicts of laws, except to the extent that the Trust Indenture Act shall be applicable.

                            OPTION TO ELECT REPAYMENT

               TO BE COMPLETED ONLY IF THIS SECURITY IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                          ELECTS TO EXERCISE SUCH RIGHT

         The undersigned hereby irrevocably requests and instructs the Company to repay the within Security (or the portion thereof specified below), pursuant to its terms, on the Optional Repayment Date first occurring after the date of receipt by the Company of the within Security as specified below (the "Repayment Date"), at a Repayment Price equal to 100% of the principal amount thereof, together with interest to the Repayment Date, to the undersigned, ______________________________________, at ___________________________________
(please print or typewrite name and address of the undersigned).

         For this option to elect repayment to be effective, the Company must receive, at the applicable address of the Paying Agent set forth in the within Security or at such other place or places of which the Company shall from time to time notify the Holder of the within Security, at least 30 but not more than 60 calendar days prior to an Optional Repayment Date, either (i) this Security, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of the Security, (b) the principal amount of the Security and the amount of the Security to be repaid,
(c) a statement that the option to elect repayment is being irrevocably exercised thereby, and (d) a guarantee stating that the Security to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Security duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Security and form duly completed are received by the Company by such fifth Business Day).

         If less than the entire principal amount of the within Security is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the holder elects to have repaid: $_____________.

         If less than the entire principal amount of the within Security is to be repaid, specify the denomination or denominations (which shall be $1,000 or an integral multiple thereof) of the Security or Securities to be issued to the holder for the portion of the within Securities not being repaid (in the absence of any specification, one such Security will be issued for the portion not being repaid): $______________.

Date: ___________________

                  Notice: The signature to this Option to Elect
                   Repayment must correspond with the name as
                  written on the face of the within Security in
                     every particular without alteration or
                      enlargement or any change whatsoever.

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

         TEN COM - as tenants in common

         TEN ENT - as tenants by the entireties

         JT TEN - as joint tenants with right of survivorship and not as tenants in common

         UNIF GIFT MIN ACT - __________________ Custodian ________________
                               (Custodian)                   (Minor)
         Under Uniform Gifts to Minors Act



         -------------------------
                  (State)

         Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee


-------------------------------


------------------------------------------------------


------------------------------------------------------


------------------------------------------------------

(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL
ZIP CODE OF ASSIGNEE)


the within Security of IRT PROPERTY COMPANY and all rights thereunder and does hereby irrevocably constitute and appoint __________________ attorney to transfer the said Security on the books of the within-named Company, with full power of substitution in the premises.

Dated:
      ------------------

                                                     --------------------------


                              Signature Guaranteed:
                                                     --------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Security in every particular, without alteration or enlargement or any change whatsoever.